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                                                                    Exhibit 99.1
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                                                     [GENSYM LOGO]
News Release

Contact:  Lowell Hawkinson
          Gensym Corporation
          781-265-7100


               Gensym Announces Sale of NetCure Product Line and
                           Retirement of Bridge Loan

           Will Not Proceed with Previously Announced Rights Offering

BURLINGTON, Mass. - November 9, 2001 - Gensym Corporation (OTC Bulletin Board:
GNSM), a leading provider of software and services for expert operations management, today announced that it has completed the sale of its NetCure(TM) product line to Rocket Software, Inc. of Natick, Massachusetts for $2.5 million in cash. Gensym also reported that it has used some of the proceeds from the NetCure sale to retire the previously announced bridge loan financing of approximately $1.0 million and that it will not proceed with the previously announced rights offering.

NetCure was Gensym's out-of-the-box software product for IP network event and fault management that provides automated root-cause analysis of critical network infrastructure problems, as well as action recovery from such problems. NetCure allows customers to effectively manage large, complex networks by automatically detecting, isolating, diagnosing and correcting faults in frame relay, ATM and routing / switching elements - all in real time.

Commenting on the sale, Lowell Hawkinson, Gensym's president and CEO, said, "The sale of the NetCure product line is an important part of Gensym's restructuring plan that was announced in early August when I returned to the company as president and CEO. The sale allows us to concentrate our energies and resources on our existing customer base and on our well established G2 and G2-based products." Mr. Hawkinson continued, "In addition, in light of the funds Gensym received from the NetCure sale, and Gensym's generally improved financial situation, we have determined not to proceed with the previously announced rights offering."

About Gensym
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Gensym Corporation (www.gensym.com) is a provider of software products and services that enable organizations to automate aspects of their operations that have historically required the direct attention of human experts. Gensym's product and service offerings are all based on or relate to Gensym's flagship product G2, which can emulate the reasoning of human experts as they assess, diagnose, and respond to unusual operating situations or as they seek to optimize operations.

With G2, organizations in manufacturing, communications, transportation, aerospace, and government maximize the performance and availability of their operations. For example,
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Fortune 1000 manufacturers such as ExxonMobil, DuPont, LaFarge, Eli Lilly, and
Seagate use G2 to help operators detect problems early and to provide advice that avoids off-specification production and unexpected shutdowns. Manufacturers and government agencies use G2 to optimize their supply chain and logistics operations. And communications companies such as AT&T, Ericsson Wireless, and Nokia use G2 to troubleshoot network faults so that network availability and service levels are maximized.

Gensym has numerous partners who can help meet the specific needs of customers. Gensym and its partners deliver a range of services, including training, software support, application consulting and complete solutions. Through partners and through its direct sales force, Gensym serves customers worldwide.

Gensym and G2 are registered trademarks of Gensym Corporation.

This news release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the failure by Gensym to successfully implement its restructuring plan or to maintain its improved financial situation, as well as other risks detailed in Gensym's periodic reports and registration statements filed with the Securities and Exchange Commission. Although Gensym believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Gensym Corporation disclaims any intent or obligation to update any forward-looking statement.